UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 16, 2007

BANCFIRST CORPORATION

(Exact name of registrant as specified in its charter)

OKLAHOMA	0-14384	73-1221379
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

101 North Broadway, Oklahoma City, Oklahoma	73102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (405) 270-1086

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 7.01. Regulation FD Disclosure.

The following unaudited financial information is being provided as of the filing date of this Report, pursuant to Item 7.01 of Form 8-K, “Regulation FD Disclosure.” Pursuant to general instruction B.2 to Form 8-K, the information furnished pursuant to Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section.

BANCFIRST CORPORATION

CONSOLIDATED BALANCE SHEET

(Unaudited)

(Dollars in thousands, except per share data)

	December 31,
	2006	2005
ASSETS
Cash and due from banks	$148,487	$188,614
Interest-bearing deposits with banks	6,470	15,756
Federal funds sold	335,000	86,050
Securities (market value: $432,945 and $456,469, respectively)	432,910	456,222
Loans:
Total loans (net of unearned interest)	2,325,548	2,317,426
Allowance for loan losses	(27,700)	(27,517)

Loans, net	2,297,848	2,289,909
Premises and equipment, net	82,336	72,857
Other real estate owned	1,379	1,636
Intangible assets, net	7,294	7,063
Goodwill	32,512	31,460
Accrued interest receivable	25,680	21,345
Other assets	48,658	52,118

Total assets	$3,418,574	$3,223,030

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits:
Noninterest-bearing	$866,787	$895,657
Interest-bearing	2,107,518	1,908,862

Total deposits	2,974,305	2,804,519
Short-term borrowings	23,252	37,176
Accrued interest payable	7,988	5,466
Other liabilities	11,531	16,351
Long-term borrowings	1,339	4,118
Junior subordinated debentures	51,804	51,804
Minority interest	—	1,247

Total liabilities	3,070,219	2,920,681

Commitments and contingent liabilities
Stockholders’ equity:
Senior preferred stock, $1.00 par; 10,000,000 shares authorized; none issued	—	—
Cumulative preferred stock, $5.00 par; 900,000 shares authorized; none issued	—	—
Common stock, $1.00 par; 20,000,000 shares authorized; shares issued and outstanding: 15,764,310 and 15,637,170, respectively	15,764	15,637
Capital surplus	61,418	57,264
Retained earnings	271,073	232,416
Accumulated other comprehensive income, net of income tax of $(54) and $1,600, respectively	100	(2,968)

Total stockholders’ equity	348,355	302,349

Total liabilities and stockholders’ equity	$3,418,574	$3,223,030

The accompanying notes are an integral part of these consolidated financial statements.

BANCFIRST CORPORATION

CONSOLIDATED STATEMENT OF INCOME

(Unaudited)

(Dollars in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2006	2005	2006	2005
INTEREST INCOME
Loans, including fees	$47,135	$40,914	$179,942	$148,567
Securities:
Taxable	4,202	4,437	17,345	19,949
Tax-exempt	372	344	1,533	1,329
Federal funds sold	4,849	472	13,952	1,381
Interest-bearing deposits with banks	102	123	453	480

Total interest income	56,660	46,290	213,225	171,706

INTEREST EXPENSE
Deposits	18,099	11,034	63,167	34,368
Short-term borrowings	502	310	1,798	1,130
Long-term borrowings	26	67	160	344
Junior subordinated debentures	1,103	1,103	4,412	4,413

Total interest expense	19,730	12,514	69,537	40,255

Net interest income	36,930	33,776	143,688	131,451
Provision for loan losses	(123)	1,640	1,790	4,607

Net interest income after provision for loan losses	37,053	32,136	141,898	126,844

NONINTEREST INCOME
Trust revenue	1,402	1,246	5,765	4,856
Service charges on deposits	6,990	6,893	28,200	27,573
Securities transactions	141	114	526	196
Income from sales of loans	572	618	2,259	2,271
Insurance commissions and premiums	1,114	1,298	6,457	6,825
Other	4,563	3,116	15,217	12,563

Total noninterest income	14,782	13,285	58,424	54,284

NONINTEREST EXPENSE
Salaries and employee benefits	17,631	15,607	70,336	64,544
Occupancy and fixed assets expense, net	2,166	1,992	8,245	7,218
Depreciation	1,856	1,889	6,850	6,596
Amortization of intangibles assets	253	209	970	814
Data processing services	804	645	2,736	2,463
Net expense (income) from other real estate owned	(13)	116	52	279
Marketing and business promotions	1,920	1,467	6,544	4,720
Other	7,213	6,572	28,824	30,531

Total noninterest expense	31,830	28,497	124,557	117,165

Income before taxes	20,005	16,924	75,765	63,963
Income tax expense	(6,483)	(5,392)	(26,413)	(21,128)

Net income	13,522	11,532	49,352	42,835

Other comprehensive income, net of tax:
Unrealized gains (losses) on securities	1,445	(1,358)	3,410	(6,247)
Reclassification adjustment for losses in net income	(92)	74	(342)	127

Comprehensive income	$14,875	$10,248	$52,420	$36,715

NET INCOME PER COMMON SHARE
Basic	$0.86	$0.74	$3.14	$2.74

Diluted	$0.84	$0.72	$3.07	$2.68

The accompanying notes are an integral part of these consolidated financial statements.

BANCFIRST CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

(Dollars in thousands, except per share data)

(1) GENERAL

The accompanying consolidated financial statements include the accounts of BancFirst Corporation, Century Life Assurance Company, Council Oak Partners, LLC, Wilcox & Jones, Inc., and BancFirst and its subsidiaries (the “Company”). The operating subsidiaries of BancFirst are Council Oak Investment Corporation, Citibanc Insurance Agency, Inc., BancFirst Agency, Inc., BancFirst Community Development Corporation, Lenders Collection Corporation and Council Oak Real Estate, Inc. All significant intercompany accounts and transactions have been eliminated. Assets held in a fiduciary or agency capacity are not assets of the Company and, accordingly, are not included in the consolidated financial statements.

The unaudited interim financial statements contained herein reflect all adjustments which are, in the opinion of management, necessary to provide a fair statement of the financial position and results of operations of the Company for the interim periods presented. All such adjustments are of a normal and recurring nature. There have been no significant changes in the accounting policies of the Company since December 31, 2005, the date of the most recent annual report. Certain amounts in the 2005 financial statements have been reclassified to conform to the 2006 presentation.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States inherently involves the use of estimates and assumptions that affect the amounts reported in the financial statements and the related disclosures. These estimates relate principally to the determination of the allowance for loan losses, income taxes and the fair values of financial instruments. Such estimates and assumptions may change over time and actual amounts realized may differ from those reported.

(2) RECENT ACCOUNTING PRONOUNCEMENTS

In March 2004, the Financial Accounting Standards Board (FASB) Emerging Issues Task Force (EITF) released Issue 03-01, “Meaning of Other Than Temporary Impairment,” which addressed other-than-temporary impairment for certain debt and equity investments. The recognition and measurement requirements of Issue 03-01, and other disclosure requirements not already implemented, were effective for periods beginning after June 15, 2004. In September 2004, the FASB staff issued FASB Staff Position (FSP) 03-1-a, which delayed the effective date for certain measurement and recognition guidance contained in Issue 03-01. The FSP requires the application of pre-existing other-than-temporary guidance during the period of delay until a final consensus is reached. In July 2005, the FASB decided to retain the accounting for certain debt securities and will not make the changes proposed in FSP 03-1-a, but will issue a final FSP codifying the existing accounting guidance rather than changing the accounting. In November 2005, the FASB issued FSP 115-1 and 124-1 which addresses the determination as to when an investment is considered impaired, whether that impairment is other than temporary, and the measurement of an impairment loss. The FSP also includes accounting considerations subsequent to the recognition of an other-than-temporary impairment and requires certain disclosures about unrealized losses that have not been recognized as other-than-temporary impairments. The FSP amends FASB Statements No. 115 “Accounting for Certain Investments in Debt and Equity Securities”, and No. 124 “Accounting for Certain Investments Held by Not-for-Profit Organizations”, and APB Opinion No. 18 “the Equity Method of Accounting for Investments in Common Stock”. The adoption of this standard did not have a material effect on the Company’s consolidated financial statements.

In December 2004, the FASB revised FAS 123, “Accounting for Stock-Based Compensation” (FAS 123R). FAS 123R establishes accounting requirements for share-based compensation to employees and carries forward prior guidance on accounting for awards to nonemployees. This statement applies to all awards granted after the required effective date and to awards modified, repurchased or cancelled after that date. The cumulative effect of initially applying this statement, if any, is recognized as of the required effective date. This statement requires a public entity to measure and recognize the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). The grant-date fair value of employee share options and similar instruments will be estimated using option-pricing models adjusted for the unique characteristics of those instruments. If an equity award is modified after the grant date, incremental compensation cost will be recognized in an amount equal to the excess of the fair value of the modified award over the fair value of the original award immediately before the modification. As of the required effective date, all public entities that used the fair-value based method for either recognition or disclosure under FAS 123 will apply this statement using a modified version of prospective application. Under that transition method, compensation cost is recognized on or after the required effective date for the portion of outstanding awards for which the requisite service has not yet been rendered, based on the grant-date fair value of those awards calculated under FAS 123 for either recognition or pro forma disclosures. For periods prior to the required effective date, those entities may elect to apply a modified version of retrospective application under which financial statements for prior periods are adjusted on a basis consistent with the pro forma disclosures required for those periods by FAS 123. Adoption of FAS 123(R) is required for public entities as of the beginning of the first fiscal year beginning after June 15, 2005. The Company adopted this new standard effective January 1, 2006. The adoption of this standard did not have a material effect on the Company’s consolidated financial statements.

In May 2005, the FASB issued FAS No. 154, “Accounting Changes and Error Corrections-a replacement of APB Opinion No. 20 and FASB Statement No. 3”. The provisions of this statement are effective for accounting changes made in fiscal years beginning after December 15, 2005. FAS 154 requires the retrospective application for voluntary changes in accounting principles unless it is impracticable to do so, replacing the current requirement to recognize the voluntary changes in the current period of the change by including in net income the cumulative effect of changing to the new accounting principle. The Company adopted this new standard effective January 1, 2006. The adoption of this standard is did not have a material effect on the Company’s consolidated financial statements.

In June 2006, the FASB issued Interpretation No. 48, “Accounting for Uncertainty in Income Taxes – an Interpretation of FASB Statement No. 109”. This interpretation prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. This interpretation also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. This interpretation is expected to increase the relevance and comparability in financial reporting of income taxes because all tax positions accounted for in accordance with Statement 109 will be evaluated for recognition, derecognition, and measurement using consistent criteria. Finally, the disclosure provisions of this interpretation will provide more information about the uncertainty in income tax assets and liabilities. This interpretation is effective for fiscal years beginning after December 15, 2006 and earlier adoption is encouraged. The Company is evaluating the effect of this pronouncement; however, the adoption of this interpretation is not expected to have a material effect on the Company’s consolidated financial statements.

In September 2006, the FASB issued FAS No. 157, “Fair Value Measurements.” FAS 157 is effective for all financial statements issued for fiscal years beginning after November 15, 2007. FAS 157 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. Adoption of FAS 157 is not expected to have a material impact on the Company’s results of operations or financial condition.

On September 13, 2006, the Securities and Exchange Commission (the “SEC”) issued Staff Accounting Bulletin No. 108 (“SAB 108”). SAB 108 provides interpretive guidance on how the effects of the carryover or reversal of prior year misstatements should be considered in quantifying a potential current year misstatement. Prior to SAB 108, companies might evaluate the materiality of financial-statement misstatements using either the income statement or balance sheet approach, with the income statement approach focusing on misstatements added in the current year, and the balance sheet approach focusing on the cumulative amount of misstatements present in the Company’s balance sheet. Misstatements that would be material under one approach could be viewed as immaterial under another approach, and not be corrected. SAB 108 now requires that companies view financial statement misstatements as material if they are material according to either the income statement or balance sheet approach. The Company has considered SAB 108 and determined that the adoption of SAB 108 did not have a material effect on the Company’s consolidated financial statements.

(3) RECENT DEVELOPMENTS; MERGERS, ACQUISITIONS AND DISPOSALS

In September 2005, the Company organized a Community Development Entity known as BancFirst Community Development Corporation and funded the entity with $1 million of equity. The entity was organized to make certain investments in low to moderate income communities and to apply for an allocation of New Markets Tax Credits designed to assist in the development of communities in accordance with the guidelines established for Community Development Entities. The Company did not receive an allocation of funds for the 2006 year, however the Company intends to apply again for an allocation for 2007.

In December 2005, BancFirst Corporation completed the acquisition of Park State Bank (Park State), Nicoma Park, Oklahoma for cash of approximately $11 million. Park State had total assets of approximately $44 million. As a result of the acquisition, Park State became a wholly-owned subsidiary of BancFirst Corporation and was merged into BancFirst in February 2006. The acquisition was accounted for as a purchase. Accordingly, the effects of the acquisition are included in the Company’s consolidated financial statements from the date of the acquisition forward. The acquisition did not have a material effect on the results of operations of the Company for 2006 or 2005.

In March 2006, the Company’s principal subsidiary, BancFirst, organized an investment company known as Council Oak Real Estate, Inc. and funded the entity with $4.5 million of equity. The company was organized to make certain investments in real estate.

On June 30, 2006, the Company entered into an agreement to sell its 50% ownership in PremierSource, LLC (PremierSource). The Company decided to sell its interest in PremierSource as the Company has similar product offerings through wholly-owned subsidiaries that have proven to be a more effective delivery channel. The Company did not have a controlling interest in PremierSource and accounted for the subsidiary on the equity method of accounting. The sale of PremierSource was completed during August 2006 and the Company had an investment in PremierSource of approximately $274,000 at the time of sale. The Company sold PremierSource for a one-time payment of approximately $163,000 and a three year share of gross revenues collected by PremierSource from current clients of PremierSource that are attributable to referrals from the Company. Such payments will be paid at a rate of 50%, 30%, and 20% for the years-ended June 30, 2007, 2008, and 2009, respectively. The sale of PremierSource, including future revenue sharing payments, and the loss of future earnings from operating PremierSource did not have a significant impact on the results of the Company’s operations for 2006 and are not expected to have a significant impact on the results of the Company’s operations for 2007.

In August 2006, the Company completed the acquisition of First Bartlesville Bank (First Bartlesville), Bartlesville, Oklahoma for cash of approximately $5.6 million. First Bartlesville had total assets of approximately $46.6 million. As a result of the acquisition, First Bartlesville became a wholly-owned subsidiary of BancFirst Corporation and was merged into BancFirst in December 2006. The acquisition was accounted for as a purchase. Accordingly, the effects of the acquisition are included in the Company’s consolidated financial statements from the date of the acquisition forward. The acquisition did not have a material effect on the results of operations of the Company for 2006.

On September 6, 2006, the Company determined to dispose of its 75% ownership in Century Life Assurance Company (Century Life), an insurance company, and entered into an agreement to sell the stock of the business to American Underwriters Life Insurance Company. The Company decided to sell this subsidiary as the product line was not strategic for the Company and management felt that Century Life would be more efficiently managed by insurance professionals. The effective date of the sale was October 1, 2006 and was consummated in the fourth quarter of 2006. The Company’s consolidated financial statements for the third quarter of 2006 included $945,000 of operating income and $111,000 of after-tax net income for Century Life. A pre-tax gain of approximately $640,000 was recognized for the sale during the fourth quarter of 2006. The resulting gain on the sale and the loss of future earnings from operating Century Life did not have a significant impact on the results of the Company’s operations for 2006 and is not expected to have a significant impact on the results of the Company’s operations for 2007.

In November 2006, the Company announced its intent to exercise the optional prepayment terms of its 9.65% Junior Subordinated Debentures. The securities were redeemed effective January 15, 2007 for a redemption price equal to 104.825% of the aggregate $25,000,000 liquidation amount of the trust securities plus all accrued and unpaid interest to the redemption date. As a result of the prepayment, the Company incurred a loss of approximately $1.2 million after taxes at the time of the redemption. The loss reflects the premium paid and the acceleration of the unamortized issuance costs.

(4) SECURITIES

The table below summarizes securities held for investment and securities available for sale.

	December 31,
	2006	2005
Held for investment at cost (market value: $26,087 and $30,781, respectively)	$26,052	$30,534
Available for sale, at market value	406,858	425,688

Total	$432,910	$456,222

(5) LOANS AND ALLOWANCE FOR LOAN LOSSES

The following is a schedule of loans outstanding by category:

	December 31,
	2006		2005
	Amount	Percent	Amount	Percent
Commercial and industrial	$400,858	17.24%	$426,819	18.42%
Oil & Gas Production & Equipment	97,090	4.18	87,192	3.76
Agriculture	80,743	3.47	88,472	3.82
State and political subdivisions:
Taxable	3,131	0.13	2,919	0.13
Tax-exempt	12,328	0.53	11,785	0.51
Real Estate:
Construction	223,561	9.61	215,965	9.32
Farmland	83,904	3.61	82,216	3.55
One to four family residences	516,727	22.22	512,513	22.11
Multifamily residential properties	11,415	0.49	10,640	0.46
Commercial	610,133	26.24	568,542	24.53
Consumer	258,133	11.10	276,374	11.93
Other	27,525	1.18	33,989	1.46

Total loans	$2,325,548	100.00%	$2,317,426	100.00%

Loans held for sale (included above)	$9,935		$4,548

The Company’s loans are mostly to customers within Oklahoma and over half of the loans are secured by real estate. Credit risk on loans is managed through limits on amounts loaned to individual borrowers, underwriting standards and loan monitoring procedures. The amounts and types of collateral obtained to secure loans are based upon the Company’s underwriting standards and management’s credit evaluation. Collateral varies, but may include real estate, equipment, accounts receivable, inventory, livestock and securities. The Company’s interest in collateral is secured through filing mortgages and liens, and in some cases, by possession of the collateral. The amount of estimated loss due to credit risk in the Company’s loan portfolio is provided for in the allowance for loan losses. The amount of the allowance required to provide for all existing losses in the loan portfolio is an estimate based upon evaluations of loans, appraisals of collateral and other estimates which are subject to rapid change due to changing economic conditions and the economic prospects of borrowers. It is reasonably possible that a material change could occur in the estimated allowance for loan losses in the near term.

Changes in the allowance for loan losses are summarized as follows:

	Three Months Ended December 31,		Year Ended December 31,
	2006	2005	2006	2005
Balance at beginning of period	$28,990	$26,866	$27,517	$25,746

Charge-offs	(1,397)	(1,429)	(3,481)	(3,844)
Recoveries	230	139	1,364	707

Net charge-offs	(1,167)	(1,290)	(2,117)	(3,137)

Provisions charged to operations	(123)	1,640	1,790	4,607
Additions from acquisitions	—	301	510	301

Total additions	(123)	1,941	2,300	4,908

Balance at end of period	$27,700	$27,517	$27,700	$27,517

The net charge-offs by category are summarized as follows:

	Three Months Ended December 31,		Year Ended December 31,
	2006	2005	2006	2005
Commercial, financial and other	$846	$485	$1,140	$1,113
Real estate – construction	(1)	95	122	88
Real estate – mortgage	22	240	(30)	856
Consumer	299	470	884	1,080

Total	$1,166	$1,290	$2,116	$3,137

(6) NONPERFORMING AND RESTRUCTURED ASSETS

Below is a summary of nonperforming and restructured assets:

	December 31,
	2006	2005
Past due over 90 days and still accruing	$1,884	$1,455
Nonaccrual	9,371	7,344
Restructured	715	581

Total nonperforming and restructured loans	11,970	9,380
Other real estate owned and repossessed assets	1,675	2,262

Total nonperforming and restructured assets	$13,645	$11,642

Nonperforming and restructured loans to total loans	0.51%	0.40%

Nonperforming and restructured assets to total assets	0.40%	0.36%

(7) CAPITAL

The Company is subject to risk-based capital guidelines issued by the Board of Governors of the Federal Reserve System. These guidelines are used to evaluate capital adequacy and involve both quantitative and qualitative evaluations of the Company’s assets, liabilities, and certain off-balance-sheet items calculated under regulatory practices. Failure to meet the minimum capital requirements can initiate certain mandatory or discretionary actions by the regulatory agencies that could have a direct material effect on the Company’s financial statements. The required minimums and the Company’s respective ratios are shown below.

	Minimum Required	December 31,
		2006	2005
Tier 1 capital		$359,430	$321,169
Total capital		$388,581	$348,994
Risk-adjusted assets		$2,620,376	$2,556,389
Leverage ratio	3.00%	10.64%	10.08%
Tier 1 capital ratio	4.00%	13.72%	12.56%
Total capital ratio	8.00%	14.83%	13.65%

To be “well capitalized” under federal bank regulatory agency definitions, a depository institution must have a Tier 1 Ratio of at least 6%, a combined Tier 1 and Tier 2 Ratio of at least 10%, and a Leverage Ratio of at least 5%. As of December 31, 2006 and 2005, the Company was considered to be “well capitalized”. There are no conditions or events since the most recent notification of the Company’s capital category that management believes would change its category.

(8) STOCK REPURCHASE PLAN

In November 1999, the Company adopted a new Stock Repurchase Program (the “SRP”) authorizing management to repurchase up to 600,000 shares of the Company’s common stock. The SRP was amended in May 2001 to increase the number of shares authorized to be purchased by 555,832 shares and was amended again in August 2002 to increase the number of shares authorized to be purchased by 364,530 shares. The SRP may be used as a means to increase earnings per share and return on equity, to purchase treasury stock for the exercise of stock options or for distributions under the Deferred Stock Compensation Plan, to provide liquidity for optionees to dispose of stock from exercises of their stock options, and to provide liquidity for shareholders wishing to sell their stock. The timing, price and amount of stock repurchases under the SRP may be determined by management and must be approved by the Company’s Executive Committee. At December 31, 2006 there were 286,052 shares remaining that could be repurchased under the SRP. Below is a summary of the shares repurchased under the program.

	Three Months Ended December 31,		Year Ended December 31,
	2006	2005	2006	2005
Number of shares repurchased	—	—	—	130,200
Average price of shares repurchased	$—	$—	$—	$35.18

(9) COMPREHENSIVE INCOME

The only component of comprehensive income reported by the Company is the unrealized gain or loss on securities available for sale. The amount of this unrealized gain or loss, net of tax, has been presented in the statement of income for each period as a component of other comprehensive income. Below is a summary of the tax effects of this unrealized gain or loss.

	Three Months Ended December 31,		Year Ended December 31,
	2006	2005	2006	2005
Unrealized gains (losses) during the period:
Before-tax amount	$2,239	$(2,098)	$5,248	$(9,103)
Tax (expense) benefit	(794)	740	(1,838)	2,856

Net-of-tax amount	$1,445	$(1,358)	$3,410	$(6,247)

The amount of unrealized gain or loss included in accumulated other comprehensive income is summarized below.

	Three Months Ended December 31,		Year Ended December 31,
	2006	2005	2006	2005
Unrealized gain (loss) on securities:
Beginning balance	$(1,253)	$(1,684)	$(2,968)	$3,152
Current period change	1,445	(1,358)	3,410	(6,247)
Reclassification adjustment for (gains) losses included in net income	(92)	74	(342)	127

Ending balance	$100	$(2,968)	$100	$(2,968)

(10) NET INCOME PER COMMON SHARE

Basic and diluted net income per common share are calculated as follows:

	Income (Numerator)	Shares (Denominator)	Per Share Amount
Three Months Ended December 31, 2006
Basic
Income available to common stockholders	$13,522	15,751,044	$0.86

Effect of stock options	—	398,019

Diluted
Income available to common stockholders plus assumed exercises of stock options	$13,522	16,149,063	$0.84

Three Months Ended December 31, 2005
Basic
Income available to common stockholders	$11,532	15,634,384	$0.74

Effect of stock options	—	376,170

Diluted
Income available to common stockholders plus assumed exercises of stock options	$11,532	16,010,554	$0.72

Year Ended December 31, 2006
Basic
Income available to common stockholders	$49,352	15,713,306	$3.14

Effect of stock options	—	381,538

Diluted
Income available to common stockholders plus assumed exercises of stock options	$49,352	16,094,844	$3.07

Year Ended December 31, 2005
Basic
Income available to common stockholders	$42,835	15,625,273	$2.74

Effect of stock options	—	374,954

Diluted
Income available to common stockholders plus assumed exercises of stock options	$42,835	16,000,227	$2.68

Below is the number and average exercise prices of options that were excluded from the computation of diluted net income per share for each period because the options’ exercise prices were greater than the average market price of the common shares.

	Shares	Average Exercise Price
Three Months Ended December 31, 2006	6,467	$50.92
Three Months Ended December 31, 2005	—	$—
Year Ended December 31, 2006	10,789	$45.82
Year Ended December 31, 2005	—	$—

BANCFIRST CORPORATION

SELECTED CONSOLIDATED FINANCIAL DATA

(Unaudited)

(Dollars in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2006	2005	2006	2005
Per Common Share Data
Net income – basic	$0.86	$0.74	$3.14	$2.74
Net income – diluted	0.84	0.72	3.07	2.68
Cash dividends	0.18	0.16	0.68	0.60
Performance Data
Return on average assets	1.55%	1.45%	1.46%	1.39%
Return on average stockholders’ equity	15.38	15.34	15.10	14.80
Cash dividend payout ratio	20.93	21.62	21.73	21.90
Net interest spread	3.66	4.00	3.80	4.13
Net interest margin	4.71	4.77	4.75	4.76
Efficiency ratio	61.55	60.55	61.63	63.08
Net charge-offs total loans	0.20	0.11	0.09	0.14

		December 31,
		2006	2005
Balance Sheet Data
Book value per share		$22.10	$19.34
Tangible book value per share		19.57	16.87
Average loans to deposits (year-to-date)		79.19%	82.43%
Average earning assets to total assets (year-to-date)		90.20	90.19
Average stockholders’ equity to average assets (year-to-date)		9.68	9.37
Asset Quality Ratios
Nonperforming and restructured loans to total loans		0.51%	0.40%
Nonperforming and restructured assets to total assets		0.40	0.36
Allowance for loan losses to total loans		1.19	1.19
Allowance for loan losses to nonperforming and restructured loans		231.41	293.36

BANCFIRST CORPORATION

CONSOLIDATED AVERAGE BALANCE SHEETS AND INTEREST MARGIN ANALYSES

(Unaudited)

Taxable Equivalent Basis (Dollars in thousands)

	Three Months Ended December 31,
	2006			2005
	Average Balance	Interest Income/ Expense	Average Yield/ Rate	Average Balance	Interest Income/ Expense	Average Yield/ Rate
ASSETS
Earning assets:
Loans (1)	$2,333,774	$47,252	8.03%	$2,298,107	$41,025	7.08%
Securities – taxable	391,909	4,202	4.25	438,970	4,437	4.01
Securities – tax exempt	38,474	574	5.92	34,590	529	6.07
Federal funds sold	375,513	4,951	5.23	62,984	595	3.75

Total earning assets	3,139,670	56,979	7.20	2,834,651	46,586	6.52

Nonearning assets:
Cash and due from banks	146,404			160,1213
Interest receivable and other assets	204,331			184,015
Allowance for loan losses	(29,147)			(26,975)

Total nonearning assets	321,588			317,161

Total assets	$3,461,258			$3,151,812

LIABILITIES AND STOCKHOLDERS’ EQUITY
Interest-bearing liabilities:
Transaction deposits	$420,473	$919	0.87%	$423,679	$673	0.63%
Savings deposits	928,347	8,801	3.76	760,628	4,953	2.58
Time deposits	770,941	8,380	4.31	692,871	5,408	3.10
Short-term borrowings	38,683	501	5.14	33,245	310	3.70
Long-term borrowings	1,490	26	6.92	4,362	67	6.09
Junior subordinated debentures	51,804	1,103	8.45	51,804	1,103	8.45

Total interest-bearing liabilities	2,211,738	19,730	3.54	1,966,589	12,514	2.52

Interest-free funds:
Noninterest-bearing deposits	871,060			861,670
Interest payable and other liabilities	29,718			25,225
Stockholders’ equity	348,742			298,328

Total interest-free funds	1,249,520			1,185,223

Total liabilities and stockholders’ equity	$3,461,258			$3,151,812

Net interest income		$37,249			$34,072

Net interest spread			3.66%			4.00%

Net interest margin			4.71%			4.77%

(1)	Nonaccrual loans are included in the average loan balances and any interest on such nonaccrual loans is recognized on a cash basis.

BANCFIRST CORPORATION

CONSOLIDATED AVERAGE BALANCE SHEETS AND INTEREST MARGIN ANALYSES

(Unaudited)

Taxable Equivalent Basis (Dollars in thousands)

	Year Ended December 31,
	2006			2005
	Average Balance	Interest Income/ Expense	Average Yield/ Rate	Average Balance	Interest Income/ Expense	Average Yield/ Rate

ASSETS
Earning assets:
Loans (1)	$2,321,459	$180,401	7.77%	$2,210,737	$149,032	6.74%
Securities – taxable	394,140	17,345	4.40	479,781	19,949	4.16
Securities – tax exempt	39,121	2,359	6.03	33,033	2,044	6.19
Federal funds sold	291,129	14,404	4.95	62,853	1,860	2.96

Total earning assets	3,045,849	214,509	7.04	2,786,404	172,885	6.20

Nonearning assets:
Cash and due from banks	161,576			150,603
Interest receivable and other assets	197,559			179,185
Allowance for loan losses	(28,310)			(26,639)

Total nonearning assets	330,825			303,149

Total assets	$3,376,674			$3,089,553

LIABILITIES AND STOCKHOLDERS’ EQUITY

Interest-bearing liabilities:
Transaction deposits	$428,620	$3,455	0.81%	$379,084	$2,453	0.65%
Savings deposits	884,714	30,374	3.43	788,587	14,377	1.82
Time deposits	744,252	29,339	3.94	682,930	17,538	2.57
Short-term borrowings	37,149	1,798	4.84	36,878	1,130	3.06
Long-term borrowings	2,582	160	6.20	5,792	344	5.94
Junior subordinated debentures	51,804	4,412	8.52	51,804	4,413	8.52

Total interest-bearing liabilities	2,149,121	69,538	3.24	1,945,075	40,255	2.07

Interest-free funds:
Noninterest bearing deposits	874,013			831,202
Interest payable and other liabilities	26,709			23,907
Stockholders’ equity	326,831			289,369

Total interest-free funds	1,227,553			1,144,478

Total liabilities and stockholders’ equity	$3,376,674			$3,089,553

Net interest income		$144,971			$132,630

Net interest spread			3.80%			4.13%

Net interest margin			4.75%			4.76%

(1)	Nonaccrual loans are included in the average loan balances and any interest on such nonaccrual loans is recognized on a cash basis.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANCFIRST CORPORATION
(Registrant)

Date February 16, 2007	/s/ Joe T. Shockley, Jr.
(Signature)
Joe T. Shockley, Jr.
Executive Vice President and Chief Financial Officer;
(Principal Financial Officer)